Exhibit 10.4

Escrow Agreement

THIS ESCROW AGREEMENT (hereinafter referred to as the “Escrow Agreement”), is executed and delivered to be effective the 31st day of August, 2011, by and among BELLA PETRELLA’S HOLDINGS, INC., a Florida corporation (hereinafter referred to as “BP”); ROBERT VASATURO, JR., a Florida resident (hereinafter referred to as “VASATURO”); BOBBY V’S PIZZA, INC., a Florida corporation, (hereinafter referred to as “BOBBY V’S PIZZA”); BOUT TIME MARKETING, LLC, a Florida limited liability company (hereinafter referred to as “Bout Time”); JOHN V. WHITMAN, JR., a Florida resident (hereinafter referred to as “Whitman”); and WJ TITLE & ESCROW COMPANY, a Georgia corporation (hereinafter referred to as “Escrow Agent”).

WITNESSETH:

WHEREAS, pursuant to a certain Stock Purchase and Sales Agreement between Vasaturo and BP of even date herewith (hereinafter referred to as the “Philly Westshore Purchase Agreement”), BP has acquired all of the outstanding common stock of Philly Westshore Franchising Enterprises, Inc., a Florida corporation (hereinafter referred to as “Philly Westshore”); and

WHEREAS, in conjunction with the Philly Westshore Purchase Agreement, BP has made and delivered to Vasaturo a Secured Promissory Note dated of even date in the principal amount of Two Million Five Hundred Eighty-One Thousand Three Hundred Seventy-One and 93/100 Dollars ($2,581,371.93) which by this reference is made an integral part hereof (hereinafter referred to as “Philly Westshore Note”); and

WHEREAS, as collateral for the obligations of BP under the Philly Westshore Note, BP has pledged 100,000 Shares of common stock of Philly Westshore represented by Certificate No. 2 (hereinafter referred to as the “Philly Westshore Shares”) in favor of Vasaturo and executed and delivered to Vasaturo a Pledge Agreement in connection therewith, which by this reference is made an integral part hereof (hereinafter referred to as the “Philly Westshore Pledge Agreement”); and

WHEREAS, Vasaturo has deposited with Escrow Agent, and Escrow Agent, as the agent of Vasaturo, has agreed to hold and possess the Philly Westshore Shares, in escrow, so as to perfect Vasaturo’s security interest in the Philly Westshore Shares, together with an irrevocable Stock Power executed by BP in blank by which Vasaturo, upon an Event of Default under the Pledge Agreement, may transfer the Philly Westshore Shares in conjunction with the exercise of his remedies under the Philly Westshore Pledge Agreement (hereinafter referred to as the “Philly Westshore Power”); and

WHEREAS, pursuant to a certain Membership Interest Purchase and Sale Agreement of even date herewith made and entered into by and between Bobby V’s Pizza, Bout Time and BP, which by this reference is made an integral part hereof (hereinafter referred to as the “Bobby V’s Purchase Agreement”), BP has acquired from Bobby V’s Pizza and Bout Time all of the Membership Units in Bobby V’s Original Westshore Pizza, LLC, a Florida limited liability company; and

WHEREAS, in conjunction with the Bobby V’s Purchase Agreement, BP has made and delivered to Bobby V’s Pizza a Secured Promissory Note of even date herewith in the principal amount of Five Hundred Fifty-Three Thousand One Hundred Fifty-One and 10/100 Dollars ($553,151.10) which by this reference is made an integral part hereof (hereinafter referred to as the “Bobby V Note”); and

WHEREAS, as collateral for the obligations of BP under the Bobby V Note, BP has pledged 1,000 Membership Units that it acquired from Bobby V’s Pizza represented by Certificate No. 3 (hereinafter referred to as the “Bobby V Units”) in favor of Bobby V’s Pizza and executed and delivered to Bobby V’s Pizza a Pledge Agreement, which by this reference is made an integral part hereof (hereinafter referred to as the “Bobby V Pledge Agreement”); and

WHEREAS, Bobby V’s Pizza has deposited with Escrow Agent and Escrow Agent, as the agent of Bobby V’s Pizza, has agreed to hold and possess the Bobby V Units, in escrow, so as to perfect Bobby V’s Pizza security interest in the Bobby V Units, together with an Irrevocable Pledged Membership Units Power executed in blank by BP by which Bobby V’s Pizza, upon an Event of Default by BP, may transfer the Bobby V Units in conjunction with the exercise of its remedies under the Bobby V Pledge Agreement (hereinafter referred to as the “Bobby V Power”); and

WHEREAS, in conjunction with the Bobby V’s Purchase Agreement, BP has made and delivered to Bout Time a Secured Promissory Note of even date in the principal amount of Five Hundred Fifty-Three Thousand One Hundred Fifty-One and 10/100 Dollars ($553,151.10), which by this reference is made an integral part hereof (hereinafter referred to as the “Bout Time Note”); and

WHEREAS, as collateral for the obligations of BP under the Bout Time Note, BP has pledged 1,000 Membership Units that it acquired from Bout Time represented by Certificate No. 4 (hereinafter referred to as the “Bout Time Units”) in favor of Bout Time and executed and delivered to Bout Time a Pledge Agreement, which by this reference is made an integral part hereof (hereinafter referred to as the “Bout Time Pledge Agreement”); and

WHEREAS, Bout Time has deposited with Escrow Agent and Escrow Agent, as the agent of Bout Time, has agreed to hold and possess the Bout Time Units, in escrow, so as to perfect Bout Time’s security interest in the Bout Time Units, together with an Irrevocable Pledged Membership Units Power executed by BP in blank by which Bout Time [Bobby V’s Pizza?], upon an Event of Default by BP, may transfer the Bout Time Units in conjunction with the exercise of its remedies under the Bout Time Pledge Agreement (hereinafter referred to as the “Bout Time Power”); and

WHEREAS, Whitman, directly or indirectly the majority owner of BP, has deposited in escrow One Million Seven Hundred Ninety-six Thousand Nine Hundred Fifty (1,796,950) shares of common stock of BP (hereinafter referred to as the “Whitman Shares”), together with a Stock Power executed by Whitman in favor of BP (hereinafter referred to as the “Whitman Power”), subject to the terms and conditions hereinafter set forth; and

WHEREAS, BP has deposited with the Escrow Agent a Stock Power executed by BP in favor of Vasaturo with respect to the Philly Westshore Shares (hereinafter referred to as the “Vasaturo Power”), subject to the terms and conditions hereinafter set forth; and

WHEREAS, BP has deposited with the Escrow Agent a Membership Units Power executed by BP in favor of Bobby V’s Pizza, with respect to the Bobby V Units (hereinafter referred to as the “Bobby V’s Pizza Power”), subject to the terms and conditions hereinafter set forth; and

WHEREAS, BP has deposited with Escrow Agent a certain Membership Units Power executed by BP in favor of Bout Time, with respect to the Bout Time Units (hereinafter referred to as the “Bout Time Marketing Power”), subject to the terms and conditions hereinafter set forth; and

WHEREAS, the parties hereto desire that the Escrow Agent hold the Philly Westshore Shares, with Bobby V Units, the Bout Time Units, the Whitman Shares and all of the Powers in accordance with the terms of this Escrow Agreement and further desire that Escrow Agent dispose of all such instruments as provided hereunder and Escrow Agent is willing to do so on the terms and conditions hereinafter set forth.

NOW, THEREFORE, FOR AND IN CONSIDERATION OF the mutual promises contained herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1.           Whereas Clauses Incorporated.  The parties acknowledge that the Whereas clauses hereinabove set forth are correct and are, by this reference, incorporated herein and are made a part of this Escrow Agreement.

2.           Appointment of Escrow Agent.  The Escrow Agent is hereby constituted and appointed as escrow agent, and hereby accepts its appointment and agrees to act as escrow agent pursuant to this Escrow Agreement.

3.           Escrowed Instruments.  The parties shall deliver to and deposit with the Escrow Agent each of the following (hereinafter collectively referred to as the “Instruments”):

(a)           The Philly Westshore Shares;

(b)           The Philly Westshore Power;

(c)           The Certificate evidencing the Bobby V Units;

(d)           The Bobby V Power;

(e)           The Certificate evidencing the Bout Time Units;

(f)           The Bout Time Power;

(g)           The Whitman Shares;

(h)           The Whitman Power;

(i)           The Vasaturo Power;

(j)           The Bobby V’s Pizza Power; and

(k)           The Bout Time Marketing Power.

4.           Distribution of Instruments to Vasaturo and Bobby V’s Pizza After an Event of Default.

(a)            In the event there shall have occurred an Event of Default under Paragraph 6(a) of the Philly Westshore Pledge Agreement or Paragraph 6(a) of the Bobby V Pledge Agreement, Vasaturo shall deliver to BP, Whitman and the Escrow Agent a written notice stating that such an Event of Default has occurred.  Vasaturo, in the written notice to the Escrow Agent, BP and Whitman, shall have the right to also notify BP, Whitman and the Escrow Agent that Vasaturo desires to accept the Philly Westshore Shares in full satisfaction of the Philly Westshore Note and that Bobby V’s Pizza desires to accept the Bobby V Units in full satisfaction of the Bobby V Note.  In the event that BP fails to deliver to the Escrow Agent, within five (5) days of receipt of the request therefor from Vasaturo, a fully executed consent to the acceptance of the Philly Westshore Shares, in full satisfaction of the Philly Westshore Note substantially in the same form as that attached hereto as Exhibit “A” and by this reference made an integral part hereof (hereinafter referred to as the “Philly Consent to Acceptance”) and a fully executed consent to the acceptance of the Bobby V Units, in full satisfaction of the Bobby V Note substantially in the same form as that attached hereto as Exhibit “B” and by this reference made an integral part hereof (hereinafter referred to as the “Bobby V’s Consent to Acceptance”), then BP, Whitman, Vasaturo and Bobby V’s Pizza hereby authorize, empower and direct Escrow Agent to promptly distribute to Vasaturo and Bobby V’s Pizza the following Instruments:

(i)  the Philly Westshore Shares to Vasaturo;

(ii) the Philly Westshore Power to Vasaturo;

(iii)  the Certificate evidencing the Bobby V Units to Bobby V’s Pizza;

(iv) the Bobby V Power to Bobby V’s Pizza;

(v) the Vasaturo Power to Vasaturo; and

(vi)  the Bobby V Pizza Power to Bobby V’s Pizza;

and, simultaneously, Escrow Agent shall distribute the following Instruments to BP:

(vii)           the Whitman Shares; and

(viii)           the Whitman Power.

                      (b)           In the event that BP timely delivers the fully executed Philly Consent to Acceptance and the Bobby V’s Consent to Acceptance to the Escrow Agent, then BP, Whitman, Vasaturo and Bobby V’s Pizza hereby authorize, empower and direct the Escrow Agent to promptly distribute the following Instruments to Vasaturo and Bobby V’s Pizza:

(i)  the Philly Westshore Shares to Vasaturo;

(ii) the Philly Westshore Power to Vasaturo;

(iii)  the Certificate evidencing the Bobby V Units to Bobby V’s Pizza;

(iv) the Bobby V Power to Bobby V’s Pizza;

(v) the Vasaturo Power to Vasaturo; and

(vi)  the Bobby V Pizza Power to Bobby V’s Pizza;

and, simultaneously, Escrow Agent shall deliver the following Instruments to Whitman:

(vii)           the Whitman Shares; and

(viii)           the Whitman Power.

5.           Distribution of Instruments to Bout Time After an Event of Default.

(a)           In the event there shall have occurred an Event of Default under Paragraph 6(a) of the Bout Time Pledge Agreement, Vasaturo shall deliver to BP, Whitman and the Escrow Agent a written notice stating that such an Event of Default has occurred.  Vasaturo, in the written notice to the Escrow Agent, BP and Whitman, shall have the right to also notify Escrow Agent, BP and Whitman that Bout Time desires to accept the Bout Time Units in full satisfaction of the Bout Time Note.  In the event that BP fails to deliver to the Escrow Agent, within five (5) days of request therefor from Vasaturo, a consent to the acceptance of the Bout Time Units, in full satisfaction of the Bout Time Note substantially in the same form as that attached hereto as Exhibit “C” and by this reference made an integral part hereof (hereinafter referred to as the “Bout Time Consent to Acceptance”), then BP, Whitman and Bout Time hereby authorize, empower and direct Escrow Agent to promptly distribute to Bout Time the following Instruments:

(i)           the Certificate evidencing the Bout Time Units;

(ii)           the Bout Time Power; and

(iii)           the Bout Time Marketing Power.

(b)           In the event that BP timely delivers the fully executed Bout Time Consent to Acceptance to the Escrow Agent, then BP, Whitman and Bout Time hereby authorize, empower and direct the Escrow Agent to promptly distribute the following instruments to Bout Time:

(i)           the Certificate evidencing the Bout Time Units;

(ii)           the Bout Time Power; and

(iii)           the Bout Time Marketing Power.

6.           Distribution of Instruments upon repayment of the Philly Westshore Note, the Bobby V Note and the Bout Time Note.  In the event that the Philly Westshore Note, the Bobby V Note and the Bout Time Note are each satisfied in full in a timely manner in accordance with the terms of each of said Notes, then upon written notice thereof to the Escrow Agent, signed jointly by Vasaturo, Bobby V’s Pizza and Bout Time, Escrow Agent shall promptly distribute to BP each of the following Instruments:

(a)           The Philly Westshore Shares;

(b)           The Philly Westshore Power;

(c)           The Certificate evidencing the Bobby V Units;

(d)           The Bobby V Power;

(e)           The Certificate evidencing the Bout Time Units;

(f)           The Bout Time Power;

(g)           The Vasaturo Power;

(h)           The Bobby V’s Pizza Power; and

(i)           The Bout Time Marketing Power;

and shall simultaneously distribute to Whitman:

(j)           the Whitman Shares; and

(k)           the Whitman Power.

7.           Consideration to Whitman and BP.

(a)           Whitman hereby represents and warrants that he, directly or indirectly, owns approximately fifty six and seven tenths percent (56.7%) of the issued and outstanding shares of BP and that because of such ownership, it is in his best interest that the transactions contemplated under the Philly Westshore Purchase Agreement and the Bobby V’s Purchase Agreement be consummated.  Whitman acknowledges and agrees that but for his depositing the Whitman Shares in escrow, and Whitman’s agreement that the Whitman Shares shall be conveyed to BP in the event that the fully executed Philly Consent to Acceptance, the Bobby V’s Consent to Acceptance and the Bout Time Consent to Acceptance shall not have been timely executed and delivered by BP to the Escrow Agent in accordance with the terms of Sections 4(a) and 5(a) hereof, Vasaturo, Bobby V’s Pizza and Bout Time would not enter into the Philly Westshore Purchase Agreement and the Bobby V’s Purchase Agreement.  Whitman further represents and warrants that Vasaturo, Bobby V’s Pizza and Bout Time’s entering into the Philly Westshore Purchase Agreement and the Bobby V’s Purchase Agreement constitute sufficient and adequate consideration to Whitman for the conveyance of the Whitman Shares to BP should BP fail to fully execute and timely deliver to the Escrow Agent the Philly Consent to Acceptance, the Bobby V’s Consent to Acceptance and the Bout Time Consent to Acceptance.  Whitman hereby agrees that he shall not assert, in any judicial or other procedure whatsoever, that he did not receive full and adequate consideration for the conveyance of the Whitman Shares to BP in the event that such conveyance should occur.  Whitman does further expressly acknowledge and agree that Vasaturo, Bobby V’s Pizza and Bout Time are expressly relying upon the acknowledgements, representations and warranties of Whitman in this Section 7(a) and, absent such acknowledgements, representations and warranties by Whitman, Vasaturo, Bobby V’s Pizza and Bout Time would not consummate the transactions under the Philly Westshore Purchase Agreement or the Bobby V’s Purchase Agreement.

(b)           BP does hereby expressly agree that in the event that the fully executed Philly Consent to Acceptance, the Bobby V’s Consent to Acceptance and the Bout Time Consent to Acceptance shall not be timely delivered to the Escrow Agent pursuant to the provisions of Section 4(a) and 5(a) hereof, BP shall transfer, convey and assign the Philly Westshore Shares and the Bobby V Units to Vasaturo and Bobby V’s Pizza, respectively, and the Bout Time Units to Bout Time, through the escrow mechanisms set forth in this Escrow Agreement, free and clear of any and all liens and encumbrances of any kind or nature whatsoever, for and in consideration of the transfer of the Whitman Shares to BP.  BP does hereby acknowledge and agree that the Whitman Shares shall constitute full and adequate consideration for the conveyance of the Philly Westshore Shares and the Bobby V Units to Vasaturo and Bobby V’s Pizza, respectively, and the Bout Time Units to Bout Time.  BP hereby agrees that it shall not assert, in any judicial or other procedure whatsoever, that it did not receive full and adequate consideration for the conveyance of the Philly Westshore and the Bobby V Units to Vasaturo and Bobby V’s Pizza, respectively, and the Bout Time Units to Bout Time in the event that such conveyance should occur.  BP does further expressly acknowledge and agree that Vasaturo, Bobby V’s Pizza and Bout Time are expressly relying upon the acknowledgements and agreements of BP in this Section 7(b) and, absent such acknowledgements and agreements by BP, Vasaturo, Bobby V’s Pizza and Bout Time would not consummate the transactions under the Philly Westshore Purchase Agreement or the Bobby V’s Purchase Agreement.

8.           Termination.  This Escrow Agreement shall terminate upon delivery of the Instruments in accordance herewith.

9.           Delivery of Instruments.  BP, Vasaturo, Bobby V’s Pizza, Whitman and Bout Time shall be entitled to delivery of the Instruments solely in accordance with the terms hereof.  Except as may otherwise be lawfully determined, no creditor of any party hereto will have any rights in or to the Instruments so long as they remain subject to the terms of this Escrow Agreement.

10.           Duties of the Escrow Agent; Fees.  Any attorneys’ fees and expenses incurred by the Escrow Agent in connection with a dispute between BP, Vasaturo, Bobby V’s Pizza, Bout Time and Whitman shall be borne equally by BP, Vasaturo and Whitman.  Acceptance by the Escrow Agent of its duties under this Escrow Agreement is subject to the following terms and conditions, which the parties to this Escrow Agreement hereby agree will govern and control the rights, duties and immunities of the Escrow Agent:

(a)             the duties and obligations of the Escrow Agent shall be determined solely by the provisions of this Escrow Agreement and the Escrow Agent shall be responsible only for the performance of such duties and obligations as are specifically set out in this Escrow Agreement;

(b)             the Escrow Agent shall not be a party to, or bound by, any agreement between any party hereto other than this Escrow Agreement whether or not a copy and/or original of such agreement is provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement between the parties hereto;

(c)             the Escrow Agent shall be fully protected in acting on and relying upon any written advice, certificate, notice, direction, instruction, request, or other paper or document which is received by the Escrow Agent and may assume that any person purporting to give such advice, certificate, notice, direction, instruction, request or other paper or document has been duly authorized to do so.  The Escrow Agent assumes no responsibility for the accuracy of the recitals thereof;

(d)             the Escrow Agent shall not be liable for any mistake in fact or law or otherwise, absent willful misconduct, bad faith or gross neglect;

(e)             the Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Escrow Agreement or its duties hereunder, and it shall incur no liability and will be fully protected by the parties hereto in respect of any action taken, omitted or suffered by it in accordance with the opinion of such counsel;

(f)             the parties hereto each agree to jointly and severally indemnify and hold harmless the Escrow Agent and any of its shareholders, employees or agents from and against any and all claims, losses, liabilities, taxes, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as the Escrow Agent or in any way relating to or arising out of this Escrow Agreement, absent willful misconduct or gross neglect of the Escrow Agent; and

(g)             the Escrow Agent shall not be responsible to the other parties hereto for the due execution, genuineness, validity, enforceability or effectiveness of this Escrow Agreement.

11.           Resignation of Escrow Agent.  The Escrow Agent and any successor escrow agent, as the case may be, may resign its duties and be discharged from all further duties and obligations hereunder at any time upon giving thirty (30) days' written notice to the parties hereto.  BP and Vasaturo shall thereupon jointly designate a successor escrow agent hereunder within said 30 day period, to whom the Escrow Agent shall deliver the Instruments.  In the absence of such a joint designation of a successor escrow agent, the Escrow Agent shall, without further liability or responsibility, retain the Instruments as custodian thereof until otherwise directed by BP and Vasaturo jointly.

12.           Legal Counsel.  The Parties acknowledge and agree that the law firm of Wagner, Johnston & Rosenthal, P.C. has drafted this Escrow Agreement in its capacity as counsel for Vasaturo, Bobby V’s Pizza and Bout Time.  BP and Whitman consent to this drafting and to the Escrow Agent, an affiliate of the law firm of Wagner, Johnston & Rosenthal, P.C. serving as Escrow Agent hereunder and continuing to serve as legal counsel to Vasaturo, Bobby V. and Bout Time.  BP and Whitman acknowledge that they have not relied upon Wagner, Johnston & Rosenthal, P.C. for individual legal advice and counsel regarding this Escrow Agreement and the transactions reflected herein.

13.           Notices.  All notices, communications and deliveries under this Escrow Agreement shall be made in writing signed by the party making the same, and shall be deemed received (a) on the date delivered if delivered in person (or by a recognized overnight courier with all costs paid), or (b) when received, or when refused or returned because of failure to claim, if mailed certified mail, return receipt  requested (with postage prepaid).  Such notice shall not be effective unless copies are provided contemporaneously as specified below.  The time of giving notice to those to whom copies are to be given shall not control the date notice is given or received but the manner of delivery shall be the same.  The addresses and requirements for copies are as follows:

If to Vasaturo or Bobby V’s Pizza:

Robert Vasaturo, Jr.
4802 West Baycourt Avenue
Tampa, Florida 33681

with a copy given in the aforesaid manner to:

Craig Wagner, Esq.
Wagner, Johnston & Rosenthal, P.C.
5855 Sandy Springs Circle, Suite 300
Atlanta, Georgia 30328

If to Bout Time:

Bout Time Marketing, LLC P.O. Box 67037
St. Petersburg, Florida 33736
Attn; Lawrence Martin, Manager

with a copy given in the aforesaid manner to:

Wagner, Johnston & Rosenthal, P.C.
5855 Sandy Springs Circle, Suite 300
Atlanta, Georgia 30328
Attention: Craig A. Wagner, Esq.

If to Escrow Agent:

WJ Title & Escrow Company
5855 Sandy Springs Circle, Suite 300
Atlanta, Georgia 30328
Attention: Craig A. Wagner, Esq.

If to BP:

Bella Petrella’s Holdings, Inc.
109 South Edison Avenue
Tampa, Florida 33606
Attn: John V. Whitman, Jr., Chief Executive Officer

with a copy given in the aforesaid manner to:

Jackson L. Morris, Esq.
3116 West North A Street
Tampa, Florida 33609-1544

If to Whitman:

John V. Whitman, Jr.
109 South Edison Avenue
Tampa, Florida 33606

with a copy given in the aforesaid manner to:

Jackson L. Morris, Esq.
3116 West North A Street
Tampa, Florida 33609-1544

or to such representative or to such other address as the parities hereto may furnish to the other parties in writing.  If notice is given pursuant to this Section 13 of a permitted successor or assign of a party to this Escrow Agreement, then notice shall be given as set forth above to such successor or assign of such party.

14.           Miscellaneous.

(a)             Binding Effect; No Assignment.  This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, administrators, executors, successors and permitted assigns.  Except as set forth in Section 11 hereof, no party hereto shall have any right to assign or delegate any of their rights, duties or obligations under this Escrow Agreement without the prior written consent of all other parties hereto and any attempt to do so shall be null and void and of no force or effect whatsoever.

(b)             Entire Agreement.  This Escrow Agreement (together with the other agreements and documents referred to herein) constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, relating to the subject matter hereof.  No amendment or modification of the terms of this Escrow Agreement shall be binding or effective upon the parties hereto unless in writing and signed by all of the parties hereto.

(c)             No Waiver.  Failure of any party to this Escrow Agreement to require performance by another of any provision expressed herein shall in no way affect that party's right to thereafter enforce such provision; nor shall the waiver by any party of any breach of any provision expressed herein be taken or held to be a waiver of any succeeding or other breach of such provision or as a waiver of the provision itself or of any other provision.

(d)             Time of the Essence.  Time is of the essence of this Escrow Agreement.

(e)             Specific Performance.  The parties agree that any breach of this Escrow Agreement by any party or the heirs, personal representatives, successors or assigns of any party will result in irreparable and continuing harm to the other party, the magnitude of which harm will be difficult or impossible to ascertain, and which harm cannot be adequately remedied by monetary damages, and that, if in the event of such a breach, any party should institute any action or proceeding to enforce the provisions hereof, such party shall be entitled to injunctive relief and/or specific performance as well as such other and further relief as shall be proper.

(f)             Jurisdiction; Venue.  The parties irrevocably and unconditionally:  (a) agree that any suit, action or legal proceeding arising out of or relating to this Escrow Agreement (other than any action to enforce any judgment or arbitration award hereunder) shall be brought only in the courts of record of the State of Georgia in Fulton County or the United States District Court in the Northern District of Georgia in Atlanta, Georgia; (b) consent to the exclusive jurisdiction of said courts in any such suit, action or proceeding; and (c) waive any objection which any may have to the venue of any such suit, action or proceeding in any of such courts under any statute or law of any jurisdiction.

(g)             No Third Party Beneficiary.  This Escrow Agreement is for the benefit of only the parties hereto and no person, firm or entity that is not a party to this Escrow Agreement shall have any rights or claims under or by virtue of this Escrow Agreement.

(h)             Severability.  Should any court of competent jurisdiction declare any provision or covenant of this Escrow Agreement invalid or unenforceable for any reason, the remaining terms and conditions of this Escrow Agreement shall remain in full force and effect as if this Escrow Agreement had been executed initially without the invalid provision, as each term and condition is based on viable and independent consideration.

(i)             Additional Acts and Documents.  Each party hereto agrees to do such things, take all such actions, and make, execute and deliver such other documents and instruments, as shall be reasonably requested to carry out the provisions, intent and purpose of this Escrow Agreement, in each case, at the sole expense of the party or parties so requested.

(j)             Headings.  The headings or captions used in this Escrow Agreement are inserted for convenience or reference purposes only and shall neither constitute a part hereof nor affect the interpretation of any provision of this Escrow Agreement.

(k)             Governing Law.  This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Georgia in all respects.

(l)           Counterparts.  This Escrow Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same contract, which shall sufficiently be evidenced by any such original counterpart.  Signatures on this Escrow Agreement transmitted via facsimile or by electronic mail (email) shall be treated as an original for all purposes hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BP:

BELLA PETRELLA’S HOLDINGS, INC.

By: /s/ John V. Whitman, Jr.,
John V. Whitman, Jr.,
Its: Chief Executive Officer

VASATURO:

/s/ ROBERT VASATURO, JR. (Seal)
ROBERT VASATURO, JR.

BOBBY V’S PIZZA:

BOBBY V’S PIZZA, INC.

By: /s/ Robert Vasaturo, Jr.
Robert Vasaturo, Jr.
Its: President

BOUT TIME:

BOUT TIME MARKETING, LLC

By: /s/ Lawrence Martin
Lawrence Martin
Its: Manager

WHITMAN:

/s/ JOHN V. WHITMAN, JR. (Seal)
JOHN V. WHITMAN, JR.

[Signatures continued on following page]

ESCROW AGENT:

WJ TITLE & ESCROW COMPANY

By: /s/ Craig A. Wagner
Craig A. Wagner, President